                             HELLER FINANCIAL LOGO

                                   Tender of
                       7.375% Notes due November 1, 2009
          which have been Registered under the Securities Act of 1933 in Exchange for
                 Unregistered 7.375% Notes due November 1, 2009
                                       of
                             HELLER FINANCIAL, INC.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2000, UNLESS EXTENDED. THE TERM EXPIRATION DATE MEANS THAT TIME AND DATE, OR IF WE EXTEND THE EXCHANGE OFFER, THE LATEST TIME AND DATE TO WHICH WE EXTEND THE EXCHANGE OFFER. YOU MAY WITHDRAW UNREGISTERED 7.375% NOTES DUE NOVEMBER 1, 2009 TENDERED IN THE EXCHANGE OFFER AT ANY TIME BEFORE THE EXPIRATION DATE.


To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

   Heller Financial, Inc. is offering upon the terms and conditions set forth
in its enclosed Prospectus dated          , 2000 and related Letter of
Transmittal, which together constitute Heller's offer to exchange its 7.375% Notes due November 1, 2009, which have been registered under the Securities Act of 1933, for an equal principal amount of its outstanding unregistered 7.375% Notes due November 1, 2009. As described in the Prospectus, the terms of the registered notes are substantially the same in all material respects to those of the unregistered notes, except that the registered notes (1) have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer under the Securities Act and (2) will not have registration rights or contain provisions regarding the payment of additional interest under circumstances relating to the timing of the exchange offer or the filing of a registration statement.

   THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AGGREGATE PRINCIPAL AMOUNT OF UNREGISTERED NOTES BEING TENDERED BY THE HOLDERS OF THE UNREGISTERED NOTES.

   We are asking you to contact your clients for whom you hold unregistered notes registered in your name or the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold unregistered notes registered in their own name. Heller will not pay any fee or commission to any broker-dealers or other persons, other than us, as exchange agent, in connection with the solicitation of tenders of unregistered notes pursuant to the exchange offer. Heller will pay or cause to be paid any transfer taxes payable on the tender of unregistered notes to it, except as otherwise provided in Instruction 8 to the Letter of Transmittal.

   Enclosed for your information and for forwarding to your clients are copies of the following documents:

     1. The Prospectus;

     2. The Letter of Transmittal;

     3. A form of letter which may be sent to your clients for whose account you hold unregistered notes in your name or in the name of your nominee, with space provided for obtaining the client's instructions with regard to the exchange offer;

     4. A Notice of Guaranteed Delivery;

     5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. A return envelope addressed to us, State Street Bank and Trust Company, the exchange agent.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
         , 2000, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD UNREGISTERED NOTES REGISTERED IN YOUR NAME OR THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

   In all cases, exchanges of unregistered notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) certificates representing the unregistered notes or confirmation of a book-entry transfer of unregistered notes to the exchange agent's account at The Depository Trust Company, (2) the Letter of Transmittal, properly completed and executed with any required signature guarantees, and (3) any other documents required by the Letter of Transmittal.

   If holders of unregistered notes wish to tender their unregistered notes, but they cannot (1) forward their certificates for unregistered notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal before the expiration of the exchange offer or (2) comply with the book-entry transfer procedures on a timely basis, they may tender their unregistered notes by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and Instruction 3 of the Letter of Transmittal.

   The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of unregistered notes residing in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of that jurisdiction.

   You should direct questions about the exchange offer and requests for additional copies of the enclosed materials to the exchange agent at its address, phone number or facsimile number listed on the cover of the Letter of Transmittal.

                                         Very truly yours,

                                         State Street Bank and Trust Company

   NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF HELLER, OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED IN THIS LETTER.

                                       2